                                                                     Exhibit 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 033-46240, 033-47533, 033-80606, 033-94706 and 333-11757 of Tetra Tech, Inc.
on Form S-8 and 333-02766, 333-26199, 333-48569, 333-61159, 333-64165,
333-72989, 333-86341, 333-89449, 333-95083, 333-43942 and 333-48848 of Tetra
Tech, Inc. on Form S-3 of our reports dated November 15, 2000, appearing in, and incorporated by reference in, this Annual Report on Form 10-K for the year ended October 1, 2000.



/s/ DELOITTE & TOUCHE LLP


Los Angeles, California
December 29, 2000